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                                   FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        KBK CAPITAL TRUST I                          KBK CAPITAL CORPORATION
     (Exact name of registrant                      (Exact name of registrant
    as specified in its charter)                   as specified in its charter)

             DELAWARE                                       DELAWARE
    (State of incorporation                          (State of incorporation
       or organization)                                  or organization)

            75-6531908                                     75-2416103
         (I.R.S. Employer                               (I.R.S. Employer
      Identification Number)                          Identification Number)

    C/O KBK CAPITAL CORPORATION
        2200 CITY CENTER II                             2200 CITY CENTER II
        301 COMMERCE STREET                             301 COMMERCE STREET
        FORT WORTH, TEXAS                               FORT WORTH, TEXAS
       (Address of principal                            (Address of principal
        executive officers)                              executive officers)

             76102                                               76102
           (Zip Code)                                          (Zip Code)

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c)(1), please check the following box. [X]

         If this Form relates to the registration of a class of securities pursuant to 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)l check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                     Name of each exchange on which
        to be so registered                     each class is to be registered

            9.50% TRUST                          AMERICAN STOCK EXCHANGE, INC.
        PREFERRED SECURITIES
(AND THE GUARANTEE WITH RESPECT THERETO)

 Securities Act registration statement file numbers to which this form relates:
                                   333-65041

     Securities to be registered pursuant to Section 12(g) of the Act: None

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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a full description of the 9.50% Trust Preferred Securities of KBK Capital Trust I (the "Preferred Securities") and KBK Capital Corporation's guarantee with respect to the Preferred Securities (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of Trust Preferred Securities" and "Description of the Guarantee" in the Prospectus and the Prospectus Supplement that forms part of the Company's and the Trust's Registration Statement (Registration Nos. 333-65041 and 333-65041-01) filed with the Securities and Exchange Commission ("SEC") on September 30, 1998. The information contained in the foregoing Registration Statement, as amended (the "Registration Statement"), the Prospectus and the Prospectus Supplement, is incorporated herein by reference. Definitive copies of the Prospectus Supplement describing the Preferred Securities and the Guarantee will be filed pursuant to Rule 424(b) and shall be incorporated by reference into this registration statement on Form 8-A.

ITEM 2.           EXHIBITS.

2.1      --       Form of Subordinated Indenture (incorporated by reference to
                  Exhibit 4.1 to the Registration Statement).

2.2      --       Form of Subordinated Debenture (included in Exhibit 2.1).

2.3      --       Certificate of Trust of KBK Capital Trust I (incorporated by reference to Exhibit 4.2 to the Registration Statement).

2.4      --       Form of Amended and Restated Declaration of Trust of KBK
                  Capital Trust I (incorporated by reference to Exhibit 4.4 of the Registration Statement).

2.5      --       Form of Trust Preferred Security (included in Exhibit 2.4).

2.6      --       Form of Trust Preferred Securities Guarantee Agreement to
                  be issued by KBK Capital Corporation (incorporated by reference to Exhibit 4.5 of the Registration Statement).



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                     KBK CAPITAL CORPORATION

Dated:  November 17, 1998            By: /s/ Jay K. Turner
       -----------------------          ----------------------------------------
                                         Jay K. Turner, Executive Vice President
                                              and Chief Financial Officer

                                     KBK CAPITAL TRUST I

Dated:    November 17, 1998          By: /s/ Jay K. Turner
       -----------------------          ----------------------------------------
                                         Jay K. Turner, Trustee

                                     By: /s/ Deborah B. Wilkinson
                                        ----------------------------------------
                                         Deborah B. Wilkinson, Trustee


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                                INDEX TO EXHIBITS

2.1      --       Form of Subordinated Indenture (incorporated by reference
                  to Exhibit 4.1 to the Registration Statement).

2.2      --       Form of Subordinated Debenture (included in Exhibit 2.1).

2.3      --       Certificate of Trust of KBK Capital Trust I (incorporated
                  by reference to Exhibit 4.2 to the Registration Statement).

2.4      --       Form of Amended and Restated Declaration of Trust of KBK
                  Capital Trust I (incorporated by reference to Exhibit 4.4 of the Registration Statement).

2.5      --       Form of Trust Preferred Security (included in Exhibit 2.4).

2.6      --       Form of Trust Preferred Securities Guarantee Agreement to
                  be issued by KBK Capital Corporation (incorporated by reference to Exhibit 4.5 of the Registration Statement).





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